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                                                                    EXHIBIT 23.2
                                                                    ------------



             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




     We consent to the incorporation by reference in the Registration Statement (Form S-8) of Infoseek Corporation pertaining to the Infoseek Corporation - Amended and Restated 1996 Stock Option/Stock Issuance Plan, the Infoseek Corporation - Amended and Restated Employee Stock Purchase Plan and the
Amended and Restated WebChat Communications, Inc. 1996 Stock Option Plan of our report dated January 16, 1998, except for Note 14, as to which the date is February 12, 1998 and Note 2, as to which the date is April 17, 1998, with respect to the consolidated financial statements and schedule of Infoseek Corporation incorporated by reference in the Registration Statement (Form S-4 No.333-65635) and related Proxy Statement/Prospectus of Infoseek Corporation, filed with the Securities and Exchange Commission.



                                               /s/ Ernst & Young LLP
                                               --------------------------------
                                               ERNST & YOUNG LLP


San Jose, California
November 17, 1998